EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MICHIGAN
SOUTHERN DIVISION

In re:	Chapter 11

CAPITOL BANCORP LTD., et. al.,[1]	Case No. 12-58409 (Jointly Administered)

Debtor.	Hon. Marci B. McIvor

 ___________________________________________/

AMENDED JOINT LIQUIDATING
PLAN OF CAPITOL BANCORP LTD
AND FINANCIAL COMMERCE CORPORATION

Prepared by:

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Joseph R. Sgroi (P68666)
Lawrence A. Lichtman (P35403)
660 Woodward Avenue
 2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Counsel for CAPITOL BANCORP LTD.
and FINANCIAL COMMERCE CORPORATION

1 The Debtors in these jointly administered cases are Capitol Bancorp Ltd. (Case No. 12-58409) and Financial Commerce Corporation (Case No. 12-58406).

TABLE OF CONTENTS

AMENDED JOINT LIQUIDATING PLAN OF CAPITOL BANCORP LTD. AND FINANCIAL COMMERCE CORPORATION

INTRODUCTION	1

ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME	1

A. SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION	1
B. DEFINITIONS	1
C. RULES OF INTERPRETATION	11
D. COMPUTATION OF TIME	11

ARTICLE II. IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS	12

A. ADMINISTRATIVE CLAIMS OTHER THAN FEE CLAIMS	12
B. FEE CLAIMS	12
C. PRIORITY TAX CLAIMS	12
D. FULL SETTLEMENT	13

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS	13

A. INTRODUCTION	13
B. SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT AND ESTIMATED RECOVERY FOR CAPITOL	14
C. SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT AND ESTIMATED RECOVERY FOR FCC	15
D. CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR CAPITOL	15
E. CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR FCC	17

ARTICLE IV. ACCEPTANCE OR REJECTION OF THE PLAN	17

A. ACCEPTANCE OR REJECTION OF THE PLAN	17
B. ACCEPTANCE BY IMPAIRED CLASSES	17
C. CRAMDOWN CONFIRMATION PURSUANT TO SECTIONS 1129(A)(10) AND 1129(B) OF THE BANKRUPTCY CODE	18
D. CONTROVERSY REGARDING IMPAIRMENT	18

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN	18

A. OVERVIEW OF PLAN	18
B. SALE PROCESS	18
C. TOGGLE OPTION TO REORGANIZATION	21
D. ALTERNATIVE RESOLUTION	22

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E. SECURITIES ISSUES	22
F. CONTINUED CORPORATE EXISTENCE	22
G. AMENDED CERTIFICATES OF INCORPORATION AND BY-LAWS	22
H. ADMINISTRATION OF THE PLAN	23
I. CERTAIN REGULATORY ACTIONS	23
J. ISSUANCE OF NEW CAPITOL BANCORP STOCK	23
K. DIRECTORS AND OFFICERS	24
L. REVESTING OF ASSETS	24
M. PRESERVATION OF CAUSES OF ACTION	24
N. EXEMPTION FROM CERTAIN TRANSFER TAXES	25
O. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS	25
P. PROFESSIONAL FEE RESERVE	25
Q. PROFESSIONAL FEE RESERVE AMOUNT	25
R. RETENTION OF PROFESSIONALS BY THE REORGANIZED DEBTORS	26
S. RESERVE FOR PLAN EXPENSES	26
T. SECTION 1145 EXEMPTION	26
U. CANCELLATION OF SECURITIES AND AGREEMENTS	27
V. CANCELLATION OF EXISTING RIGHTS TO ACQUIRE EQUITY SECURITIES	27
W. OTHER ACCOUNTS	27
X. CLOSING OF THE CHAPTER 11 CASES	28

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS	28

A. DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS	28
B. MINIMUM DISTRIBUTIONS	29
C. WITHHOLDING AND REPORTING REQUIREMENTS	29
D. SETOFFS AND RECOUPMENT	30

ARTICLE VII. PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS	30

A. CLAIMS AND EQUITY SECURITY INTERESTS BAR DATE	30
B. DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS PROCESS	30
C. DISTRIBUTIONS PENDING ALLOWANCE	31
D. DISTRIBUTIONS AFTER ALLOWANCE	31

ARTICLE VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	31

A. ASSUMED CONTRACTS AND LEASES	31
B. PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES	32
C. BAR TO REJECTION DAMAGES CLAIM	32
D. OBJECTIONS TO REJECTION DAMAGES CLAIMS	32
E. COMPENSATION, BENEFIT, AND PENSION PROGRAMS	33
F. INSURANCE POLICIES	33
G. TREATMENT OF CHANGE OF CONTROL PROVISIONS	33

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ARTICLE IX. CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION AND EFFECTIVE DATE	33

A. CONDITIONS TO CONFIRMATION	33
B. CONDITIONS TO EFFECTIVE DATE	33
C. WAIVER OF CONDITIONS	34

ARTICLE X. MODIFICATION; WITHDRAWAL	34

ARTICLE XI. RETENTION OF JURISDICTION	34

ARTICLE XII. EFFECTS OF CONFIRMATION	36

A. BINDING EFFECT	36
B. DISCHARGE OF THE DEBTORS	36
C. INJUNCTION	37
D. EXCULPATION AND LIMITATION OF LIABILITY	37
E. RELEASES AND INDEMNIFICATION BY DEBTORS	38
F. THIRD PARTY RELEASES	38

ARTICLE XIII. MISCELLANEOUS PROVISIONS	39

A. ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST	39
B. PAYMENT OF STATUTORY FEES	39
C. ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE	39
D. SECTION 1125(E) OF THE BANKRUPTCY CODE	39
E. RELEASE OF LIENS	39
F. POST-CONFIRMATION CREDITORS' COMMITTEE	40
G. SEVERABILITY OF PLAN PROVISIONS	40
H. SUCCESSORS AND ASSIGNS	40
I. TERM OF INJUNCTIONS OR STAYS	40
J. NOTICES TO DEBTORS	41
K. GOVERNING LAW	41
L. NO STAY OF CONFIRMATION ORDER	42

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INTRODUCTION
CAPITOL BANCORP LTD. ("Capitol") and FINANCIAL COMMERCE CORPORATION ("FCC" and together with Capitol, collectively, the "Debtors") propose this Amended Joint Liquidating Plan of Capitol Bancorp Ltd. and Financial Commerce Corporation (the "Plan") for the resolution of outstanding Claims against and Equity Security Interests in the Debtors.  This Plan supersedes the Amended and Restated Prepackaged Joint Plan of Reorganization of Capitol Bancorp Ltd. and Financial Commerce Corporation [Docket No. 12] and the Joint Liquidating Plan of Capitol Bancorp Ltd. and Financial Commerce Corporation [Docket No. 424] (the "Former Plans"), and the Former Plans are hereby withdrawn by the Debtors.  The Debtors' Amended Disclosure Statement Related to a Joint Liquidating Plan (the "Disclosure Statement"), distributed with this Plan, contains a discussion of the Debtors' history, businesses and properties and a summary of this Plan.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The Debtors urge all Holders of Impaired Claims and Equity Security Interests to review the Disclosure Statement and Plan in full.
ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION,
 AND COMPUTATION OF TIME
A.	SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION.
Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I.  Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein.  Where the context requires, any definition applies to the plural as well as the singular number.
B.	DEFINITIONS.
1.1            "Accrued Professional Compensation" means, at any given moment, all accrued fees and expenses for services rendered by a Professional through and including the Confirmation Date, to the extent such fees and expenses have not been paid pursuant to an Interim Compensation Order or other order of the Court and regardless of whether a fee application has been filed for such fees and expenses.  To the extent the Court or any higher court denies or reduces by a Final Order any amount of a Professional's fees or expenses, then the amount by which such fees or expenses are reduced or denied shall no longer constitute Accrued Professional Compensation.

1.2            "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including (a) actual, necessary costs and expenses of preserving the Debtors' Estates and operating their businesses, including wages, salaries, or commissions for services rendered, (b) all compensation and reimbursement of expenses to the extent Allowed by the Court under sections 330, 331 or 503 of the

Bankruptcy Code, and (c) fees or charges assessed against the Debtors' Estates under chapter 123 of Title 28, United States Code.

1.3            "Administrative Creditor" means any Holder of an Allowed Administrative Claim.

1.4            "Allowed" means, with respect to a Claim or an Equity Security Interest, (a) any Claim against or Equity Security Interest in the Debtors, proof of which is timely filed, or by order of the Court is not or will not be required to be filed, (b) any Claim or Equity Security Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed, or (c) any Claim or Equity Security Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Security Interest described in clauses (a) or (b) above, such Claim or Equity Security Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court or (ii) such an objection is so interposed and such Claim or Equity Security Interest shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan).  Unless otherwise specified in the Plan or in a Final Order of the Court allowing such claim, "Allowed" in reference to a Claim shall not include (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture.

1.5            "Applicable Banking Laws" means any and all laws of the United States and of any state applicable to the Debtors and their subsidiaries governing the organization, operation, business, insurance of deposits, merger, acquisition, control, reorganization, dissolution or liquidation of commercial banks, including without limitation, the FDIA, the BHCA, and in each case includes all regulations thereunder and any laws or regulations successor thereto.

1.6            "Ballot" means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims and Equity Security Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

1.7            "Bank Regulators" means any federal or state agency, department, board or office having supervisory authority over any aspect of the business of banking or the enforcement of the Applicable Banking Laws, including, without limitation, the FDIC, the Reserve Board, the OCC, and the applicable state banking authorities.

1.8            "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code (11 U.S.C. §§101, et seq.), as in effect as of the Petition Date or thereafter amended to the extent such amendments are applicable to the Chapter 11 Cases.

1.9            "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as promulgated by the Supreme Court of the United States that became effective on August 1, 1991, and any amendments thereto, and the Federal Rules of Civil Procedure, as amended, and as made applicable to the Chapter 11 Cases or proceedings therein.  To the extent applicable, Bankruptcy

Rules also refers to the Local Rules of the U.S. District Court for the Eastern District of Michigan, as amended and as applicable to the Chapter 11 Cases, and the Local Bankruptcy Rules for the Eastern District of Michigan, as amended.

1.10            "Bar Date" means, (i) for all Claims, including Claims of Equity Security Interests, but excluding Claims of Governmental Units, October 15, 2012, at 5:00 p.m. EST, and (ii) for all Claims of Governmental Units, November 14, 2012, at 5:00 p.m. EST.

1.11            "BHCA" means the Bank Holding Company Act of 1956, as amended.

1.12            "Blue Sky Law" means the applicable securities laws of any state and regulations thereunder.

1.13            "Business Day" means any day, other than a Saturday, Sunday or "Legal Holiday," as that term is defined in Bankruptcy Rule 9006(a).

1.14            "Capitol" or "Capitol Bancorp" means Debtor Capitol Bancorp Ltd.

1.15            "Cash" means legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

1.16            "Causes of Action" means, without limitation, any and all claims, actions, adversary proceedings, causes of action (including those arising under state law and those arising under Chapter 5 of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether pending or not pending, known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

1.17            "Chapter 11 Cases" means the Chapter 11 cases of the Debtors.

1.18            "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against either of the Debtors.

1.19            "Class" means a category of Holders of Claims or Equity Security Interests as described in Article III of this Plan, which are substantially similar in accordance with section 1122 of the Bankruptcy Code.

1.20            "Committee" means the Official Committee of Unsecured Creditors (and any and all subcommittees thereof) appointed in the Chapter 11 Cases, on August 29, 2012, pursuant to section 1102 of the Bankruptcy Code.

1.21            "Company's Common Stock" means the shares of common stock issued by Capitol Bancorp, par value $0.01 per share, and any warrants, options or other rights to purchase, acquire or receive any Company's Common Stock.

1.22            "Company's Series A Preferred Stock" means Capitol Bancorp's Series A Noncumulative Perpetual Preferred Stock.

1.23            "Confirmation" means the entry by the Court of the Confirmation Order.

1.24            "Confirmation Date" means the date upon which the clerk of the Court shall enter the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021, and the Confirmation Order becomes a Final Order in accordance with the provisions of Chapter 11 of the Bankruptcy Code.

1.25            "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.26            "Confirmation Order" means the order of the Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.27            "Court" means the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division, and any other court with jurisdiction over the Chapter 11 Cases.

1.28            "Creditor" has the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.29            "Cure" means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Court may order), as necessary to cure defaults under an Executory Contract or Unexpired Lease of either of the Debtors that permits such Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.30            "D&O Liability Insurance Policies" means all insurance policies for directors', managers', and officers' liability maintained by either of the Debtors as of the Petition Date.

1.31            "Debentures" mean, the Debentures issued by Capitol.

1.32            "Debtors" means, collectively, Financial Commerce Corporation and Capitol Bancorp Ltd., as Debtors and Debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

1.33            "Declarations" means collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.34            "Disbursing Agent" means Reorganized Capitol Bancorp, or any Person chosen by Reorganized Capitol Bancorp to make or facilitate distributions pursuant to the Plan.

1.35            "Disclosure Statement" means the Amended Disclosure Statement Related to a Joint Liquidating Plan that relates to the Plan, as amended, supplemented or modified from time to time and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

1.36            "Disputed" when used in reference to a Claim or Equity Security Interest, any Claim or Equity Security Interest as to which the Debtors or any other party-in-interest has filed with the Court an objection or commenced an adversary proceeding in accordance with the

Bankruptcy Code, Bankruptcy Rules and the Plan, which objection has not been determined by a Final Order, and, therefore, is not Allowed.

1.37            "Effective Date" means the first Business Day (i) on which all conditions to the Plan's confirmation and effectiveness of the Plan in Article IX of the Plan have been satisfied or waived and (ii) on which the Plan is consummated.

1.38            "Entity" has the meaning set forth in section 101(15) of the Bankruptcy Code.

1.39            "Equity Investor" means a Person or Entity that is to receive Equity Security in either or both of the Reorganized Debtors in the event of a Reorganization.

1.40            "Equity Security" has the meaning set forth in section 101(16) of the Bankruptcy Code.

1.41            "Equity Security Interest" means any Equity Security of either of the Debtors existing immediately prior to the Effective Date.

1.42            "Estates" means the estates of the Debtors in the Chapter 11 Cases created under sections 301 and 541 of the Bankruptcy Code.

1.43            "Executory Contract" means a contract to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.44            "Expense Reserve" has the meaning set forth in Section V. S of the Plan.

1.45            "FDIA" means the Federal Deposit Insurance Act of 1950, as amended.

1.46            "FDIC" means the Federal Deposit Insurance Corporation.

1.47            "Fee Claim" means a Claim for Accrued Professional Compensation or post-Confirmation Professional compensation.

1.48            "Final Order" means an order of the Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.49            "Financial Commerce Corporation" or "FCC" means Financial Commerce Corporation, formerly known as Michigan Commerce Bank Limited.

1.50            "Governmental Unit" means a governmental unit as such term is defined in section 101(27) of the Bankruptcy Code.

1.51            "General Unsecured Claim" means a Claim that is not an Administrative Claim, Senior Note Claim, Trust Preferred Securities Claim, Other Priority Claim, Priority Tax Claim or Secured Claim.

1.52            "General Unsecured Creditor" means any Creditor holding an Allowed General Unsecured Claim.

1.53            "Guarantee Agreements" means, collectively, guarantee agreements relating to Trust Preferred Securities.

1.54            "Holder" means any Person or Entity holding a Claim or an Equity Security Interest.

1.55            "Impaired" refers to any Claim or Equity Security Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.56            "Indemnification Obligation" means an obligation of either of the Debtors under an Executory Contract, a corporate or other document, a post-Petition Date agreement, through the Plan, or otherwise to indemnify directors, officers, or employees of such Debtor who served in such capacity at any time, with respect to or based upon any act or omission taken or omitted in any of such capacities, or for or on behalf of such Debtor or its affiliates, pursuant to and to the maximum extent provided by such Debtor's articles of incorporation, bylaws, similar corporate documents, and applicable law, as in effect as of the Effective Date.

1.57            "Indentures" means, collectively, indenture agreements into which Capitol entered related to Trust Preferred Securities.

1.58            "Insider" has the meaning set forth in section 101(31) of the Bankruptcy Code.

1.59            "Interim Compensation Order" means an order of the Court allowing Professionals to seek interim compensation in accordance with the procedures approved therein, as the same may be modified by a Court order approving the retention of a specific Professional or otherwise.

1.60            "IRS" means the United States Internal Revenue Service.

1.61            "Lien" has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.62            "Liquidating Trust" means the liquidating trust provided for at Article V. D of this Plan, as the same may be amended from time to time.

1.63            "Liquidation Trustee" means the trustee, and any successor trustee, of the Liquidating Trust.

1.64            "Marketing Period" has the meaning set forth at Article V. B(ii) of this Plan.

1.65            "Minimum Overbid" has the meaning set forth at Article V. B(iii) of this Plan.

1.66            "New Capitol Bancorp Stock" means any equity interest in Reorganized Capitol Bancorp issued in connection with the Reorganization.

1.67             "Objection Deadline" means, for all Claims or Equity Security Interests, 120 days after the Effective Date.

1.68            "OCC" means the United States Office of the Comptroller of the Currency.

1.69            "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim, and any Secured Claim which would otherwise meet the description of an unsecured priority claim of a governmental unit under section 507(a)(8) of the Bankruptcy Code but for the secured status of that Claim.

1.70            "Person" has the meaning set forth in section 101(41) of the Bankruptcy Code.

1.71            "Petition Date" means August 9, 2012, being the date on which the Debtors filed their Voluntary Petitions for relief commencing the Chapter 11 Cases in accordance with the Bankruptcy Code.

1.72            "Plan" means this Joint Liquidating Plan of Capitol Bancorp Ltd. and Financial Commerce Corporation, as it may be altered, amended, supplemented or modified by the Debtors from time to time.

1.73            "Plan Expenses" means all actual and necessary costs and expenses incurred in connection with the administration of the Plan, and, to the extent authorized by the Plan, and any Professionals retained by the post-Confirmation Debtors.

1.74            "Plan Supplement" means additional information which may be provided to Holders on or before Confirmation, in one or more packages.  More than one Plan Supplement may be filed, on more than one date.

1.75            "Post-Confirmation Creditors' Committee" means the post-Confirmation creditors' committee automatically constituted on the Effective Date from the membership of the Committee and having the limited powers and duties set forth at Article XIII. F of the Plan.

1.76            "Priority Creditor" means any Holder of an Allowed Other Priority Claim.

1.77            "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.78            "Priority Tax Creditor" means any Holder of an Allowed Priority Tax Claim.

1.79             "Priority Tax Claim" means any Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.80            "Private Trust Preferred Securities" means any Trust Preferred Securities other than the Public Trust Preferred Securities.

1.81            "pro rata" means, at any time, the proportion that the face amount of a Claim or Interest in a particular Class bears to the aggregate face amount of all Claims or Interests in that Class, unless the Plan provides otherwise.

1.82            "Professional" means any professional person employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327 or 1103 or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4) or any attorney, accountant, appraiser, or broker engaged by the post-Confirmation Debtors for purposes of helping the Debtors administer the Plan.

1.83            "Professional Fee Escrow Account" means an interest-bearing account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Debtors on and after the Confirmation Date solely for the purpose of paying all Allowed and unpaid Fee Claims arising subsequent to the Confirmation Date and related to the Sale Process and/or the Reorganization.

1.84            "Professional Fee Reserve Amount" has the meaning set forth at Article V. Q of the Plan.

1.85            "Proof of Claim" means a Proof of Claim filed against either of the Debtors in the Chapter 11 Cases.

1.86            "Proof of Interest" means a Proof of an Equity Security Interest filed against either of the Debtors in the Chapter 11 Cases.

1.87            "Public Trust Preferred Securities" means the Trust Preferred Securities issued by Capitol Trust I and Capitol Trust XII.

1.88            "Qualified Bid" has the meaning set forth at Article V. B(iii) of this Plan.

1.89            "Qualified Bidder" has the meaning set forth at Article V. B(iii) of this Plan.

1.90            "Reorganization" means the possible reorganization of either or both of the Debtors, pursuant to the Toggle Option, as provided at Article V. A and V. C of this Plan.

1.91            "Reorganized Capitol Bancorp" means Capitol Bancorp, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

1.92            "Reorganized Debtors" means, collectively, Reorganized Capitol Bancorp and Reorganized FCC.

1.93            "Reorganized FCC" means FCC, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

1.94            "Reserve Board" means the Board of Governors of the Federal Reserve System.

1.95            "Sale Deadline" has the meaning set forth at Article V. B(ii) of this Plan.

1.96            "Sale Procedures" means the sale and bidding procedures referenced at Article V. B of this Plan, as approved by the Court, as the same may be amended from time to time.

1.97            "Sale Process" means the competitive sale process for the sale and disposition of the Debtors' remaining non-debtor subsidiary banks, as provided at Article V. A and V. B of this Plan, as approved by the Court, as the same may be amended from time to time.

1.98            "Schedules" means the schedules of assets and liabilities, the list of Holders of Equity Security Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists and statements have been, or may be, supplemented, amended or modified through the Confirmation Date.

1.99            "SEC" means the United States Securities and Exchange Commission.

1.100            "Secured Claim" means a Claim that is secured by a Lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as of the Petition Date, as determined pursuant to section 506(a) of the Bankruptcy Code, and only if, and to the extent that, such Secured Claim is Allowed.

1.101            "Secured Creditor" means any Holder of an Allowed Secured Claim.

1.102            "Security" or "Securities" has the meaning set forth section 2(a)(1) of the Securities Act, section 101(49) of the Bankruptcy Code, and applicable Blue Sky Law.

1.103            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

1.104            "Senior Notes" means the promissory notes issued pursuant to that certain 2008 Note Purchase Agreement by and between Capitol and the purchasers set forth therein.

1.105            "Senior Note Claims" mean those Claims of the respective Holders of the Senior Notes.

1.106            "Solicitation" means the Debtors' solicitation of the votes of Holders of Impaired Claims and Equity Security Interests.

1.107            "Solicitation Package" means the materials contained in the written Solicitation including the Ballot, Voting Instructions, a pre-addressed postage paid envelope, and the Disclosure Statement with all Exhibits, including the Plan.

1.108             "Tax Code" means the United States Internal Revenue Code of 1986, as amended.

1.109            "Toggle Option" has the meaning set forth at Article V. C of the Plan.

1.110            "Trust Preferred Securities" means the trust preferred securities issued by the Trusts.

1.111            "Trust Preferred Securities Claims" means those Claims of the respective beneficial owners of the Trust Preferred Securities issued by the Trusts in each case equal in amount to the pro rata stated liquidation amount of the Trust Preferred Securities held by a beneficial owner thereof plus accrued and unpaid interest thereon, or for an identical amount of principal and accrued unpaid interest on a pro rata portion of the Debentures in the event and at such time as such pro-rata portion is distributed to such beneficial owner upon dissolution of the Trusts under the terms of the applicable Trust Documents.

1.112            "Trusts" means, collectively, those certain 8.50% Cumulative Trust Preferred Securities due 2027 issued by Capitol Trust I, those certain Cumulative Trust Preferred Securities of Capitol Trust II, those certain Floating Rate Capital Securities of Capitol Statutory Trust III, those certain Trust Preferred Securities of Capitol Bancorp Capital Trust 4, those certain Trust Preferred Securities of Capitol Trust VI, those certain Trust Preferred Securities of Capitol Trust VII, those certain Floating Rate Capital Securities of Capitol Statutory  Trust  VIII, those certain MMCAPS of Capitol Trust IX, those certain Trust Preferred Securities of Capitol Bancorp Trust X, Trust Preferred Securities of Capitol Trust XI, and those certain 10.50% Cumulative Trust Preferred Securities issued by Capitol Trust XII.

1.113             "Trust Agreements" means, collectively, respect to each Trust, the Amended and Restated Declaration of Trust, the Indenture (or equivalent document with respect to any Trust), and the Guarantee Agreement executed by Capitol, in each case, if applicable, as amended or restated.

1.114            "Trust Documents" means the Trust Agreements, the Indentures, the Guarantee Agreements, any related Declarations and all ancillary documents relating to the Trusts and the issuance of the Trust Preferred Securities and the Debentures.

1.115            "Unexpired Lease" means a lease to which either of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.116            "Unimpaired" means, with respect to any Claim or Equity Security Interest, that such Claim or Equity Security Interest is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

1.117            "Unsecured Creditors" means Holders of Allowed Senior Note Claims, Trust Preferred Securities Claims, and General Unsecured Claims (including Intercompany Claims).

1.118            "Voting Deadline" means the final date and time by which the Ballot of a Holder of a Claim or Equity Security Interest to accept or reject the Plan must be received, as established by the Court upon approval of the Disclosure Statement.

1.119            "Voting Instructions" means the instructions attached to each Ballot and set forth in the Disclosure Statement.

1.120            "Voting Record Date" means the date for determining Holders of Claims and Equity Security Interests entitled to vote on the Plan, as established by the Court upon approval of the Disclosure Statement.

C.	RULES OF INTERPRETATION
(i)	General
In this Plan (a) any reference to a contract, instrument, release, or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references to Sections, Articles and Schedules, are references to Sections, Articles, and Schedules of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) the meaning assigned to each term defined herein shall be equally applicable to both the singular and plural forms of such term, (f) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (g) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.
(ii)	Conflicts
The Disclosure Statement may be used as an aid for interpretation of this Plan to the extent that any provision of this Plan is determined to be vague or ambiguous.  However, to the extent any statement in the Disclosure Statement conflicts with any provision of this Plan, this Plan controls.
(iii)	Successors
Unless specified herein, any reference to a Person as a Holder of a Claim or Equity Security Interest includes that Person's successors, assigns and affiliates.
(iv)	"Including"
As used in this Plan, "including" means "including without limitation."
(v)	"On"
With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.
D.	COMPUTATION OF TIME
In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

ARTICLE II.

IDENTIFICATION AND TREATMENT OF UNCLASSIFIED CLAIMS
In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.
A.	ADMINISTRATIVE CLAIMS OTHER THAN FEE CLAIMS
The rights of each Holder of an Allowed Administrative Claim are Unimpaired by the Plan.  Each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim on the date on which its Allowed Administrative Claim becomes payable under applicable law or any agreement relating thereto.  Persons asserting the right to payment of an unpaid Administrative Claim arising prior to Confirmation must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other Order of the Court an application for final allowance of such Administrative Claim no later than 45 days after the Effective Date.
B.	FEE CLAIMS
Professionals or other Persons asserting a Fee Claim for services rendered before the Confirmation Date must file and serve on the Debtors and such other Persons who are designated by the Bankruptcy Rules, the Confirmation Order, or other order of the Court, an application for final allowance of such Fee Claim no later than 45 days after the Effective Date.  Objections to any Fee Claim must be filed and served on the Debtors and the requesting party by 30 days after the filing of the applicable request for payment of the Fee Claim.  To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims.
C.	PRIORITY TAX CLAIMS
(i)
The rights of each Priority Tax Creditor are Unimpaired by the Plan.  Each Priority Tax Creditor shall receive Cash equal to the unpaid portion of its Allowed Priority Tax Claim on the date on which its Allowed Priority Tax Claim becomes payable under applicable law or any agreement relating thereto.

(ii)	The Debtors and the Michigan Department of Treasury and the IRS, pursuant to a prior stipulation [Docket No. 246], have agreed to certain language to be included in the Confirmation Order, as follows:
(a)	Provision relating to interest rate on taxes:
Debtors have filed an appeal of their Michigan Business Tax assessment to the Michigan Tax Tribunal.  In the event it is finally determined  that Debtors owe administrative and/or priority tax debt to the State of Michigan, Debtors shall pay interest as determined under applicable non-bankruptcy law, as required by 11 U.S.C. § 511.  The interest rate for the State of Michigan shall be the rate in effect as of the date of Confirmation, and shall accrue commencing on the Effective Date of the Plan.  After the Debtors' liability for Michigan Business Tax, if any, is finally resolved, including all appeals and/or under 11 U.S.C. § 505 , the Debtors shall pay such taxes according to 11 U.S.C. § 1129(a)(9) or whatever payment plans may be agreed to between Debtors and Michigan.
The Joint Committee on Taxation of the U.S. Congress has approved the compromise between Debtors and the IRS relating to Source Years 2008, 2009 and Refund Years 2004, 2005, 2006, 2007.  The Debtors shall pay the liabilities pursuant to 11 U.S.C. § 1129(a)(9) and interest under 11 U.S.C. § 511, unless otherwise agreed between the IRS and the Debtors.
(b)	Provision for Curing or Waiving Defaults:
Upon the failure of the Debtors to make any payments due on a priority or secured tax claim that is not cured within 30 days of a written notice of default by the tax creditor, such tax creditor may exercise all rights and remedies available under non-bankruptcy law for the collection of its entire claim, or seek appropriate relief in this Court.
(c)	Provision Limiting the Scope of Exculpation:
Notwithstanding any provision to the contrary in the Confirmation Order, the Disclosure Statement, the Plan or any Plan document, nothing shall (1) affect the ability of the State of Michigan or the IRS to pursue, to the extent allowed by non-bankruptcy law, any non-debtors for any liabilities that may be related to any tax liabilities owed by the Debtors, or (2) affect the rights of the State of Michigan or the IRS to assert setoff and recoupment, and such rights are expressly preserved.  Moreover, the Debtors agree that they will timely file or cause to be filed all required state tax returns and shall otherwise comply with the provisions of the State of Michigan Tax Code and the Internal Revenue Code.
D.	FULL SETTLEMENT
The treatment provided for in this Article II is in full settlement, release and discharge of all Administrative Claims, existing as of the Effective Date of the Plan.
ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY SECURITY INTERESTS
A.	INTRODUCTION
The Plan places all Claims and Equity Security Interests, except unclassified Claims provided for in Article II, in the Classes listed below.  Claims and Equity Security Interests are classified in the Classes set forth in this Article III for all purposes, including voting,

Confirmation, and distributions pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or Equity Security Interest is placed in a particular Class only to the extent that it falls within the description of that Class and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.  A Claim or Equity Security Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Equity Security Interest is an Allowed Claim or Allowed Equity Security Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.
B.	SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT AND ESTIMATED RECOVERY FOR CAPITOL
Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Senior Note Claims	Impaired. Entitled to vote.
The Debtors are presently unable to estimate a recovery for any of the Classes of Claims and Equity Security Interests of Capitol.  The extent of such recovery, if any, will be dependent on the results of the Sale Process and/or Reorganization.  To the extent the Sale Process and/or Reorganization results in Proceeds or other value, which any Bank Regulators may, to the extent of their authority, have the power to restrict and permit the Debtors to distribute in furtherance of this Plan, such distribution(s), if any, shall be made upon completion of the Sale Process and liquidation of any remaining assets of the Debtors' Estates pursuant to the provisions of the Liquidating Trust (assuming no Reorganization) or forthwith upon the closing effecting the Reorganization, and in the following order of priorities:  (i) pro rata to pay Administrative Creditors; (ii) pro rata to pay Priority Creditors; (iii) pro rata to pay General Unsecured Creditors, Allowed Senior Note Claims and Allowed Trust Preferred Securities Claims; provided, however, that Holders of Allowed Trust Preferred Securities Claims shall be deemed to have contributed any and all pro rata distributions to which they would otherwise be entitled to the payment of Allowed Senior Note Claims until such time, if any, as Holders of Allowed Senior Note Claims have been paid in full.

Class 2 – Trust Preferred Securities Claims	Impaired. Entitled to vote.
Class 3 – Other Priority Claims	Impaired. Entitled to vote.
Class 4 – General Unsecured Claims	Impaired. Entitled to vote.
Class 5 – Capitol's Series A Preferred Stock	Impaired. Deemed to have rejected the Plan.
Class 6 – Capitol's Common Stock	Impaired. Deemed to have rejected the Plan.
Class – 7 Intercompany Claims	Impaired. Entitled to Vote.

C.	SUMMARY OF CLASSES, VOTING RIGHTS, TREATMENT AND ESTIMATED RECOVERY FOR FCC
Description of Claims and Equity Security Interests	Status and Voting Rights	Treatment Under the Plan and Estimated Recovery

Class 1 – Intercompany	Impaired. Entitled to Vote.	The statement in Article III.B above as to estimated recoveries by Holders of Allowed Claims and Equity Security Interests of Capitol also applies to FCC.
Class 2 – FCC's Equity Security Interests	Impaired. Entitled to Vote.

D.                CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR CAPITOL

(i)	Class 1 – Senior Note Claims
1.	Classification: Class 1 consists of all Senior Note Claims.
2.	Treatment: The Senior Note Claims are Impaired by the Plan.
3.	Voting: Holders of Class 1 Senior Note Claims are entitled to vote to accept or reject the Plan.
(ii)	Class 2 – Trust Preferred Securities Claims
1.	Classification: Class 2 consists of all Trust Preferred Securities Claims.
2.	Treatment: The Trust Preferred Securities Claims are Impaired by the Plan.
3.	Voting: Holders of Class 2 Trust Preferred Securities Claims are entitled to vote to accept or reject the Plan.
(iii)	Class 3 - Other Priority Claims
1.	Classification: Class 3 consists of all Claims entitled to priority under section 507(a) of the Bankruptcy Code other than Priority Tax Claims and Administrative Claims.

2.	Treatment: The rights of each Priority Creditor are Impaired by the Plan.
3.	Voting: Holders of Class 3 Other Priority Claims are entitled to vote to accept or to reject the Plan.
(iv)	Class 4 - General Unsecured Claims
1.
Classification:  Class 4 consists of all Claims that are not Administrative Claims, Senior Note Claims, Trust Preferred Securities Claims, Secured Claims, Impaired Claims, Other Priority Claims, or Priority Tax Claims.

2.	Treatment: The rights of each Holder of an Allowed General Unsecured Claim are Impaired by the Plan.
3.	Voting: Holders of Class 4 General Unsecured Claims are entitled to vote to accept or to reject the Plan.
(v)	Class 5 – Company's Series A Preferred Stock
1.	Classification: Class 5 consists of all Company's Series A Preferred Stock Equity Security Interests in Capitol Bancorp.
2.	Treatment: Company's Series A Preferred Stock Equity Security Interests are Impaired by the Plan.
3.	Voting: Holders of Class 5 Company's Series A Preferred Stock Equity Security Interests shall not be solicited and shall be deemed to have rejected the Plan.
(vi)	Class 6 – Company's Common Stock
1.	Classification: Class 6 consists of all Company's Common Stock Equity Security Interests in Capitol Bancorp.
2.	Treatment: Company's Common Stock Equity Security Interests are Impaired by the Plan.
3.	Voting: Holders of Class 6 Company's Common Stock Equity Security Interests shall not be solicited and shall be deemed to have rejected the Plan.
(vii)	Class 7 – Intercompany Claims
1.	Classification: Class 7 consists of claims that would otherwise be General Unsecured Claims but for the fact that they are owed by Capitol to FCC.

2.	Treatment: Holders of Class 7 Intercompany Claims are Impaired by the Plan.
3.	Voting: Holders of Class 7 Intercompany Claims are entitled to vote to accept or reject the Plan.
E.	CLASSIFIED CLAIMS AND EQUITY SECURITY INTERESTS FOR FCC
(i)	Class 1 – Intercompany Claims
1.	Classification: Class 1 consists of all Intercompany Claims against FCC.
2.	Treatment: Class 1 Intercompany Claims against FCC are Impaired by the Plan.
3.	Voting: Holders of Class 1 Intercompany Claims are entitled to vote to accept or reject the Plan.
(ii)	Class 2 – FCC's Equity Security Interests
1.	Classification: Class 2 consists of the Equity Security Interests in FCC.
2.	Treatment: Class 2 Equity Security Interests in FCC are Impaired by the Plan.
3.	Voting: Holders of Class 2 Equity Security Interests in FCC are entitled to vote to accept or reject the Plan.
ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN
A.	ACCEPTANCE OR REJECTION OF THE PLAN
(i)
All Capitol and FCC Classes are impaired and entitled to vote to accept or reject the Plan; provided, however, that Capitol Classes 5 and 6 shall be deemed to have rejected the Plan and the votes of members of those Classes shall not be solicited.

B.	ACCEPTANCE BY IMPAIRED CLASSES
(i)
An Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

(ii)
An Impaired Class of Equity Security Interests shall have accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Equity Security Interests actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

C.	CRAMDOWN CONFIRMATION PURSUANT TO SECTIONS 1129(A)(10) AND 1129(B) OF THE BANKRUPTCY CODE
Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by an Impaired Class of Claims.  If necessary, the Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Equity Security Interests.  The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.
D.	CONTROVERSY REGARDING IMPAIRMENT
If a controversy arises as to whether any Claims or Equity Security Interests, or any Class of Claims or Equity Security Interests, are Impaired, the Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.
ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN
A.	OVERVIEW OF PLAN
As hereinafter provided, from and after the Confirmation Date, the Debtors shall commence a competitive Sale Process to sell and convey each of their remaining non-debtor subsidiary banks, individually or in groups, subject to Applicable Banking Laws and any requisite approvals of the Bank Regulators, and free and clear of Liens, pursuant to sections 363(b) and (f) of the Bankruptcy Code;2 provided, however, that at any time the Debtors may invoke the Toggle Option, whereby the Debtors would cease the Sale Process and effect a Reorganization.
B.	SALE PROCESS
(i)	Sale Procedures

2 The description of the proposed Sale Process herein is for summary purposes only.  Holders of Impaired Claims and Equity Security Interests are encouraged to review the Sale Procedures motion and the exhibits thereto, including the proposed Sale Procedures Order.  The Debtors intend to provide to Holders in one or more Plan Supplements any material modifications to the Sale Procedures, as well as copies of any orders entered by the Court, and any materials otherwise hereafter required by the Court to be served on Holders, regarding the Sale Procedures.

Prior to or contemporaneous with the filing of this Plan, the Debtors have filed a motion for approval of Sale Procedures in furtherance of the Sale Process ("Sale Procedures").  In connection with the Sale Procedures motion, the Debtors have prepared and filed with the Court a proposed purchase agreement to be used as a form for negotiating any stalking horse and competitive bidder purchase agreements.
(ii)	Marketing
Pursuant to the Sale Procedures, as the same may be amended from time to time, the Debtors shall have twelve (12) months from the Confirmation Date (the "Marketing Period") in which to market for sale the Debtors' remaining non-debtor subsidiary banks, individually or in groups, and for the Debtors to enter into one or more stalking horse purchase agreements for the sale of any bank or combination of banks.  The Debtors shall be permitted to conduct sales and closings thereon within, and prior to the conclusion of, the Marketing Period.  The deadline for obtaining any requisite approvals by the Court and the Bank Regulators and to close any and all of such sales will be eighteen (18) months from the Confirmation Date (the "Sale Deadline").  The Debtors shall be permitted to merge or otherwise combine banks, subject to Applicable Banking Laws and any requisite approvals by the Bank Regulators in order to enhance marketing prospects or otherwise in furtherance of the Sale Process.  Upon execution of any stalking horse purchase agreement for one or more of the banks, such agreement shall be filed with the Court and a competitive bid process shall ensue, which will include the possibility of a public auction, as hereinafter summarized and as the same may be modified by subsequent order of the Court.  If, at the end of the Marketing Period, the Debtors have not identified a stalking horse purchaser for any particular bank(s), the Debtors will determine whether (a) such bank(s) should be auctioned by the Debtors pursuant to the competitive bidding process described below, or (b) be subject to the Toggle Option.
(iii)	Bid Deadline; Qualified Bidder; Qualified Bid
Within 45 days, or such lesser period as the Debtors may require, but not less than 30 days, from written notice by Debtors of a stalking horse purchase agreement (the "Bid Deadline"), any competing bidders will be required to, among other things, submit their bid and a marked version of such stalking horse purchase agreement.  If Qualified Bids other than the stalking horse bid are received from Qualified Bidders by the Bid Deadline, an auction shall be held at the offices of Debtors' counsel in Detroit, Michigan, at which the highest and best offer for the subject bank(s) will be accepted by the Debtors.  If no Qualified Bids other than the stalking horse bid are received, the Debtors will be authorized to promptly close the sale to the stalking horse bidder.
A "Qualified Bidder" is a potential overbidder which has provided evidence satisfactory to the Debtors, in their reasonable discretion, that the overbidder is willing, authorized, capable and qualified financially, legally and otherwise, of unconditionally performing all obligations under the competing purchase agreement in the event that it submits the prevailing bid at the auction.  To demonstrate that an overbidder is capable and qualified financially to perform its obligations under the purchase agreement, such overbidder shall provide, among other things, (a) bank statements, current financial statements or other reasonable evidence, or (b) if the overbidder is an entity formed for the purpose of acquiring one or more banks, current financial statements or other reasonable evidence of the financial capability of the equity holders of the overbidder, or (c) written evidence of a financing commitment, free of contingencies, sufficient to permit the consummation of the transactions in question.
A "Qualified Bid" is a written offer contained in fully-executed transaction documents, including pursuant to which a Qualified Bidder proposes to effectuate the purchase of one or more banks that:
a.
establishes terms and conditions pertaining to the sale substantially as set forth in the stalking horse purchase agreement or such competing purchase agreement that the Debtors determine, in their sole discretion, is no less favorable than the terms and conditions of the stalking horse purchase agreement;

b.	results in a value to the Debtors, in their sole and absolute discretion, that is more than the "Minimum Overbid" (as defined and specified in the particular sale notice);
c.	does not request or entitle the bidder to any transaction or breakup fee, expense reimbursement, termination, or similar type of fee or payment;
d.
is accompanied by a cash deposit in the amount of the "Overbidder's Deposit" (as defined in the Sale Procedures), which amount shall be deposited with an escrow agent acceptable to Debtors, in their sole discretion, so as to be received on or prior to the Bid Deadline;

e.	is accompanied by a clean and duly executed competing purchase agreement and a marked version, if applicable, reflecting the variations from the stalking horse purchase agreement;
f.	identifies with particularity each and every Executory Contract and/or Unexpired Lease proposed to be assumed, the assumption and assignment of which is a condition to closing;
g.	contains a satisfactory representation that the bidder is financially capable of consummating the transactions contemplated by the competing purchase agreement;
h.
contains financial and other information that the Debtors determine, in their sole discretion, is sufficient to allow them to evaluate and confirm the bidder's financial and other capabilities to consummate the transactions contemplated by the competing purchase agreement, including evidence reasonably satisfactory to the Debtors that such bidder has received, in writing, debt and/or equity funding commitments (without contingencies) or has financial resources readily available sufficient in the aggregate to finance the purchase of the bank(s), and financial and other information establishing adequate assurance of future performance under section 365 of the Bankruptcy Code (which information may be served by the Debtors on Executory Contract or Unexpired Lease counterparties);

i.	does not contain any due diligence or financing or other contingencies of any kind, with the sole exception of Court approval and approval of the Bank Regulators, if required;
j.	fully discloses the identity of each entity that will be bidding for the bank(s) or otherwise participating in connection with such bid, and the complete terms of any such participation;
k.	states that the offering party consents to the core jurisdiction of the Bankruptcy Court; and
l.
includes evidence of authorization and approval from the bidder's board of directors (or comparable governing body) with respect to the submission, execution, delivery and closing of the competing purchase agreement.

If and to the extent required by the FDIC, proceeds of any bank sales ("Proceeds") will be escrowed, on the terms of a form of escrow agreement acceptable to the FDIC, subject to the extent of the FDIC's authority to require the same, pursuant to which the Proceeds will be (i) used to recapitalize the Debtors' remaining subsidiary banks and (ii) to otherwise remain in escrow for the benefit of the Debtors' Estates and for distribution in accordance with the terms of the Plan.
C.	TOGGLE OPTION TO REORGANIZATION
At any time prior to, or during, the Sale Process, the Debtors may convert from a liquidation to a Reorganization, provided, however, that each of the following conditions is satisfied:  (1) the Debtors' then remaining subsidiary banks are "adequately capitalized" within the meaning ascribed to such requirement by the FDIC, (2) the Debtors have received a non-contingent (other than with respect to Court approval) commitment for financing sufficient to enable the Debtors: (a) to pay all Allowed Administrative and Priority Claims and (b) to recapitalize the remaining subsidiary banks such that they are projected to be "adequately capitalized" for a period of at least twelve (12) months after the Effective Date, and (3) the Debtors serve written notice on all Holders of Claims and Equity Security Interests of the conversion to a Reorganization and evidencing the satisfaction of the aforementioned conditions (the "Toggle Option").
In the event of a Reorganization, equity in the Reorganized Debtors will be distributed: (1) first, to the new Equity Investor(s) providing the funds for the Reorganization to the extent of the value of such investment, (2) second, to Holders of Allowed Senior Note Claims to the extent of the value of their Claims, and (3) third, to the extent Holders of Allowed Senior Note Claims have been paid in full, to the Holders of Allowed Trust Preferred Securities Claims to the extent of the value of their Claims.  In the event of a Reorganization, in lieu of distributing equity to Holders of Allowed General Unsecured Claims, the Debtors, at their option, may distribute cash to such Holders of Allowed General Unsecured Claims equivalent in value to what they would receive in a distribution of equity.  In the event that existing Holders of Equity Security Interests in the Debtors are to retain all or a portion of such Equity Security Interests as part of a

Reorganization, it shall be a requirement thereof that the "new value exception" to section 1129(b)(2)(B)(ii) of the Bankruptcy Code must be satisfied.
D.	ALTERNATIVE RESOLUTION
In the event the Sale Process does not result in the sale of all of the remaining subsidiary banks and the Toggle Option is not invoked by the Debtors such that a Reorganization occurs, the Debtors may elect to continue to auction the remaining subsidiary banks pursuant to the competitive bidding process described herein.
Upon the earlier of: (a) completion of the Sale Process, with all subsidiary banks having been sold and the closings thereon having been concluded, such that the Debtors are no longer bank holding companies (as defined under the BHCA) or (b) the occurrence of the Sale Deadline, the Debtors will establish a liquidating trust in the form of Exhibit A hereto (the "Liquidating Trust") to complete the liquidation of any remaining assets of the Debtors, to pursue any claims that the Debtors' Estates may have, to handle objections to Claims and to collect and distribute all proceeds of such remaining liquidation, including any remaining Proceeds from the Sale Process, in accordance with the distribution provisions of this Plan.  As provided therein, the Liquidating Trust will be entitled to pursue all Causes of Action under chapter 5 of the Bankruptcy Code.  The Liquidating Trust will be entitled to pursue a post-liquidation holding company transaction to the extent that one can be formulated.
If the Debtors invoke the Toggle Option to a Reorganization, no Liquidating Trust will be established and the right to pursue any claims that the Debtors' Estates may have, including chapter 5 Causes of Action, and to handle objections to Claims will remain with the Reorganized Debtors.
E.	SECURITIES ISSUES
Neither the Disclosure Statement nor Plan constitutes an offer to sell or the solicitation of an offer to buy any Securities in connection with a possible Reorganization.  Any Securities that may be offered in a Reorganization will not be registered with the SEC and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act.
F.	CONTINUED CORPORATE EXISTENCE
In the event of a Reorganization, the Reorganized Debtors shall continue to exist as corporate entities, in accordance with the applicable law in the jurisdiction in which they are incorporated, under their respective certificates of incorporation and by-laws in effect before the Effective Date, except as such certificates of incorporation and bylaws are amended pursuant to this Plan.  In the event of a Reorganization, in the future, either Reorganized Debtor may acquire other businesses or merge with other entities.
G.	AMENDED CERTIFICATES OF INCORPORATION AND BY-LAWS
In the event of a Reorganization, Reorganized Capitol Bancorp shall adopt First Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and shall file the First Amended and Restated Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The First Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws for Reorganized Capitol Bancorp shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.
In the event of a Reorganization, Reorganized FCC shall adopt Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and shall file the Amended Articles of Incorporation with the State of Michigan Department of Licensing and Regulatory Affairs.  The Amended Articles of Incorporation and the Amended and Restated Bylaws for Reorganized FCC shall include, among other things, under section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.
H.                ADMINISTRATION OF THE PLAN

The Debtors, the Liquidation Trustee, or the Disbursing Agent, as applicable, shall administer the Plan and will: (1) collect property of the Estates; (2) pay the Estates' Professionals, pursuant to Court order authorizing such payment; (3) adjust and pay post-Confirmation Claims against the Debtors; (4) prosecute and/or compromise and settle Causes of Action held by the Debtors against other parties, including, but not limited to claims arising under Chapter 5 of the Bankruptcy Code; (5) disburse the distributions required by the Plan; and (6) carry out any other duties that the Debtors are required to perform under applicable law.
I.                    CERTAIN REGULATORY ACTIONS

Except as otherwise specifically provided herein, nothing in this Plan shall affect the any regulatory or enforcement action not in conflict herewith instituted by the Bank Regulators at any time before or after the Effective Date.
J.                   ISSUANCE OF NEW CAPITOL BANCORP STOCK

In the event of a Reorganization, as of the Effective Date, the issuance of New Capitol Bancorp Stock will be authorized without further act or action under applicable law, regulation, order or rule.  All such stock to be issued will be deemed issued as of the Effective Date regardless of the date on which it is actually distributed.  The issuance and distribution of the New Capitol Bancorp Stock is exempt from the registration requirements of the Securities Act and any state or local laws requiring registration, by reason of one or more exemptions therefrom, including, but not limited to, section 4(2) thereof, and the issuance of such stock is exempt from the registration requirements of the Securities Act and similar state statutes pursuant to section 1145 of the Bankruptcy Code.

K.               DIRECTORS AND OFFICERS

In the event of a Reorganization, the initial Board of Directors and executive officers of Reorganized Capitol shall be comprised of the same persons who served in such positions immediately prior to the Debtors invoking the Toggle Option, subject to such requirements as may be imposed by an Equity Investor.
In the event of a Reorganization, the initial the Board of Directors and executive officers of Reorganized FCC shall be comprised of the same persons who served in such positions immediately prior to the Debtors invoking the Toggle Option, subject to such requirements as may be imposed by an Equity Investor.
L.                 REVESTING OF ASSETS

In the event of a Reorganization, the property of the Capitol Bancorp Estate, together with any property of Capitol Bancorp that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized Capitol Bancorp.  Thereafter, Reorganized Capitol Bancorp may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  All property of Reorganized Capitol Bancorp shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.
In the event of a Reorganization, the property of the FCC Estate, together with any property of FCC that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in Reorganized FCC.  Thereafter, Reorganized FCC may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Court.  All property of Reorganized FCC shall be free and clear of all Claims and Equity Security Interests, except as specifically provided in the Plan or the Confirmation Order.
Without limiting the generality of the foregoing, the Debtors may each, without application to or approval by the Court, pay Professional Fees that they incur after the Confirmation Date.
M.               PRESERVATION OF CAUSES OF ACTION

Except as otherwise provided in this Plan or in the Confirmation Order, or in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, (1) Reorganized Capitol Bancorp, the Debtors, and/or the Liquidation Trustee, as applicable, to the greatest extent permitted under law, shall retain and may enforce, sue on, settle and compromise (or decline to do any of the foregoing) any or all rights, offsets, defenses, Claims, demands or Causes of Action that Capitol Bancorp or its Estate may hold against any Person or Entity and (2) Reorganized FCC, the Debtors and/or the Liquidation Trustee, as applicable, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all rights, offsets, defenses, Claims, demands or Causes of Action, that FCC or its Estate may hold against any Person or Entity; including, without limitation, those listed on Exhibit B hereto.  Accordingly, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action by virtue of, or in connection with, the confirmation, consummation of effectiveness of this Plan.  The Debtors, the Liquidation Trustee, and/or each Reorganized Debtor, as applicable, and/or its successor(s), may pursue such retained rights, offsets, defenses, Claims, demands and/or Causes of Action as appropriate, in accordance with the best interests of such Debtor, the Liquidating Trust and/or  Reorganized Debtor, as applicable, or its successor(s), who hold such rights.
N.               EXEMPTION FROM CERTAIN TRANSFER TAXES

Pursuant to section 1146 of the Bankruptcy Code, any transfers or mortgages from or by (1) Capitol Bancorp to Reorganized Capitol Bancorp or any other Person or Entity pursuant to the Plan or (2) FCC to Reorganized FCC or any other Person or Entity pursuant to the Plan, or (3) either or both of the Debtors to the Liquidating Trust shall not be subject to any document recording tax, stamp tax, conveyance fee, intangible or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
O.               EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

The chairperson of the Board of Directors, president, chief financial officer, or any other appropriate officer of each of the Debtors, as the case may be, shall be authorized to execute, deliver, file and record such contracts, instruments, releases, and other agreements or documents, and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The secretary or assistant secretary of each of the Debtors shall be authorized to certify or attest to any of the foregoing actions.
P.               PROFESSIONAL FEE RESERVE

On the Effective Date, the Debtors shall fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount for all Professionals.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals with respect to fees and expenses incurred during and related to the Sale Process and/or the Reorganization.  Such funds shall not be property or be deemed property of either of the Debtors.  Professionals shall be paid from the Professional Fee Escrow Account as and when such post-Confirmation Fee Claims are Allowed by a Court order; provided that the Debtors' or the Reorganized Debtors' liability for post-Confirmation Fee Claims shall not be limited nor be deemed to be limited to the funds available from the Professional Fee Escrow Account.  When all post-Confirmation Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable.
Q.               PROFESSIONAL FEE RESERVE AMOUNT

On or before the Confirmation Date, the Professionals shall estimate their post-Confirmation Fee Claims and shall deliver such estimate to the Debtors.  If a Professional does not provide an estimate, the Debtors may estimate the fees and expenses constituting the post-Confirmation Fee Claim of such Professional.  One Hundred (100%) percent of the total amount so estimated as of the Confirmation Date shall comprise the "Professional Fee Reserve Amount"; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional.  The duties and responsibilities of the Post-Confirmation Creditors' Committee are expressly limited as provided at Article XIII. F of the Plan.
R.               RETENTION OF PROFESSIONALS BY THE REORGANIZED DEBTORS

The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, will be authorized to retain attorneys, accountants and other Professionals as necessary to implement the Plan, on any reasonable terms, without further order of the Court.  The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may retain counsel that previously represented the Debtors as Chapter 11 counsel or represented any Committee, and such prior representation shall not be deemed a conflict of interest.  The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may pay reasonable compensation to their retained Professionals without review or approval by the Court.
S.                RESERVE FOR PLAN EXPENSES

As soon as practicable after the Effective Date, the Debtors may set aside, deduct and reserve an amount of Cash from each of the Estates' funds that will be equal to the estimated amount of Plan Expenses (the "Expense Reserve").  Any Cash in the Expense Reserve at the time of the closing of the Chapter 11 Cases shall be distributed in accordance with the priority of payment set forth in the Plan or the Liquidating Trust, as applicable.
T.                SECTION 1145 EXEMPTION

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of any Securities contemplated by the Plan and all agreements incorporated herein, including the New Capitol Bancorp Stock, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities.  In addition, under section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated herein, including the New Capitol Bancorp Stock, will be freely tradable by the recipients thereof, subject to (1) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act; (2) compliance with the rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities or instruments; and (3) compliance with the Applicable Banking Laws, if any, applicable at the time of any future transfer of such Securities or instruments, including without limitation, making appropriate filings with and obtaining necessary approvals from the Bank Regulators.  Notwithstanding the foregoing, if section 1145 does not apply in the case of the offering of Securities pursuant to a prepackaged solicitation, the Debtors will rely on section 4(2) of the Securities Act which provides that the registration requirements of section 5 of the Securities Act shall not apply to the offer and sale of a security in connection with transactions not involving any public offering.  By virtue of section 18 of the

Securities Act, section 4(2) also provides that any state Blue Sky Law requirements shall not apply to such offer or sale.  In general, shares acquired from an issuer (such as the Debtors) in a transaction exempt under section 4(2) of the Securities Act may not be resold absent registration of such Securities for resale or an available exemption from the registration requirements under the Securities Act.  If section 4(2) of the Securities Act, rather than section 1145 of the Bankruptcy Code, is applicable, then the shares of New Capitol Bancorp Stock issued under the Plan would be subject to the aforesaid restrictions on resale and would not be freely transferable in the United States or to, or for the account or benefit of, a U.S. person, as defined in Regulation S, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
U.                CANCELLATION OF SECURITIES AND AGREEMENTS

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Debentures and the related Indentures, under the Declarations and under the Guarantee Agreements, and any other share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of the Debtors giving rise to any Claim or Equity Security Interests, shall be canceled as to the Debtors, and the Debtors, the Liquidation Trustee and the Reorganized Debtors, as applicable, shall not have any continuing obligations thereunder; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim or Equity Security Interest shall continue in effect solely for purposes of allowing Holders to receive distributions under the Plan as provided herein.  On the Effective Date, except to the extent otherwise provided herein, any indenture agreement or other instrument relating to any of the foregoing (including without limitation, the Indentures, the Debentures, the Guarantee Agreements, and the Declarations), shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released and discharged.
V.                CANCELLATION OF EXISTING RIGHTS TO ACQUIRE EQUITY SECURITIES

Except as otherwise expressly provided in the Plan, on the Effective Date, all of the agreements and other documents evidencing a right prepetition to acquire any Equity Security of either Debtor shall be deemed automatically cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the applicable Debtor thereunder shall be discharged including, but not limited to, the obligations of either Debtor pursuant to (i) that certain Share Purchase Rights Plan adopted by Capitol on July 20, 2009 and the related Rights Agreement between the Company and BNY Mellon Shareholders Services LLC as Rights Agent dated as of July 21, 2009, and (ii) that certain Tax Benefit Preservation Plan dated as of July 21, 2011 by and between Capitol and Mellon Investors Services LLC.  To the extent any of these agreements are Executory Contracts, they will be deemed rejected upon Confirmation.
W.             OTHER ACCOUNTS

The Debtors may retain whatever bank accounts the Debtors have presently and may establish one or more additional checking and/or interest-bearing accounts as they determine necessary and appropriate to effectuate the terms and provisions of this Plan.
X.               CLOSING OF THE CHAPTER 11 CASES

When all Disputed Claims and Equity Security Interests have become Allowed Claims or Equity Security Interests, either by settlement or litigation, or have been disallowed by Final Order, and when all professional fee applications have been resolved, the Debtors may seek authority from the Court to close the Chapter 11 Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.
ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS
A.	DELIVERY OF DISTRIBUTIONS; UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS
(i)	Disbursing Agent
Except as otherwise provided herein, all distributions under the Plan shall be made by the Disbursing Agent, the Debtors or the Liquidation Trustee, as applicable.  The Disbursing Agent or Liquidation Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  In the event that the Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Capitol Bancorp.
The Disbursing Agent, the Debtors or the Liquidation Trustee, as applicable, shall be empowered to:
1.	effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan;
2.	make all distributions contemplated under the Plan;
3.	employ professionals to represent it with respect to its responsibilities; and
4.	exercise such other powers as may be vested in it by order of the Court, pursuant to the Plan or as deemed by it to be necessary and proper to implement the provisions of this Plan.
(ii)	Delivery of Distributions in General
Subject to Bankruptcy Rule 9010, distributions to each Holder of an Allowed Claim or Equity Security Interest shall be made at the address reflected in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder, whichever is applicable.  Unless the Debtors, the Liquidation

Trustee or the Reorganized Debtors, as applicable, have been notified in writing of a change of address, then the address in the books and records of the Debtors, on the Schedules, on the most recent shareholder list, or on any Proof of Claim or Proof of Interest filed by such Holder is conclusively presumed to be the correct address of the Holder.
(iii)	Undeliverable and Unclaimed Distributions
1.	Holding of Undeliverable and Unclaimed Distributions
If any Holder's distribution is returned as undeliverable, no further distributions to that Holder shall be made unless and until the Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, receive notice of the Holder's then-current address, at which time all outstanding distributions shall be made to the Holder. Undeliverable distributions shall be returned to the Debtors, the Liquidation Trustee or Reorganized Capitol Bancorp, as applicable, until such distributions are claimed.  The Debtors shall establish a segregated account to serve as the unclaimed distribution reserve, and all undeliverable and unclaimed distributions shall be deposited therein, for the benefit of all similarly situated Persons until such time as a distribution becomes deliverable or is claimed.
2.	Failure to Claim Undeliverable Distributions
Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before ninety (90) days after it is first transmitted shall be deemed to have fully and forever been forfeited and waived, and the Person otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, the Estates, the Liquidating Trust, the Reorganized Debtors, or their property.  After ninety (90) days after being first transmitted as a distribution and being undeliverable, such funds shall be withdrawn from any amounts remaining in the unclaimed distribution reserve for distribution in accordance with this Plan.
B.               MINIMUM DISTRIBUTIONS

The Debtors, the Liquidation Trustee or the Disbursing Agent, as applicable, shall not be required to make any distribution of less than $25.00. Any retained distributions shall be held in the Expense Reserve for Plan Expenses.  When the Debtors, the Liquidation Trustee or the Disbursing Agent, as applicable, determines that the Expense Reserve for Plan Expenses is no longer necessary, any remaining funds will be donated to the Pro Se Bankruptcy Assistance Project, Inc., d/b/a Access to Bankruptcy Court.
C.                WITHHOLDING AND REPORTING REQUIREMENTS

In connection with this Plan and all distributions hereunder, Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements.  The Debtors, the Liquidation Trustee or the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.  Notwithstanding any other provision of this Plan (i) each Holder of an Allowed Claim that is to receive a distribution of shares of New Capitol Bancorp Stock shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution and (ii) no distribution shall be made to or on behalf of such Holder pursuant to this Plan unless and until such Holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations or has, to the Disbursing Agent's satisfaction, established an exemption therefrom.  Any distribution of shares of New Capitol Bancorp Stock to be made pursuant to this Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article IV hereof.
D.                SETOFFS AND RECOUPMENT

The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against, or recoup from, any Claim, and the payments or other distributions to be made in respect of that Claim, claims of any nature whatsoever that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may have against the Claim's Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, of any claim that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors may have.
ARTICLE VII.

PROCEDURES FOR TREATING DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS
A.	CLAIMS AND EQUITY SECURITY INTERESTS BAR DATE
Unless disputed by a Holder of a Claim or Equity Security Interest or otherwise provided herein, the amount set forth in the Schedules of the Debtors shall constitute the amount of the Allowed Claim or Equity Security Interest of such Holder.  In order for a Holder of a Claim or Equity Security Interest to contest the Debtors' Schedules with respect to the Allowed amount of such Holder's Claim or Equity Security Interest, such Holder must have filed a Proof of Claim or Proof of Interest, as applicable, by the Bar Date.
B.	DISPUTED CLAIMS AND EQUITY SECURITY INTERESTS PROCESS
The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, and all Creditors and parties-in-interest shall have the right to make and file objections to any Claim or Equity Security Interest until the Objection Deadline.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.
The Debtors, the Liquidation Trustee, and/or the Reorganized Debtors, as applicable, may, at any time, request that the Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether they have previously objected to such Claim or whether the Court has ruled on any objection, and the Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection.  In the event the Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim.  Each of the aforementioned objection, estimation, and resolution procedures are cumulative and are not exclusive of one another.
C.                DISTRIBUTIONS PENDING ALLOWANCE

Notwithstanding any other provision hereof, if any portion of a Claim or Equity Security Interest is Disputed, no payment or distribution provided hereunder will be made on account of the Disputed portion of such Claim or Equity Security Interest unless and until such Disputed Claim or Equity Security Interest becomes an Allowed Claim or Equity Security Interest.
D.                DISTRIBUTIONS AFTER ALLOWANCE

To the extent that a Disputed Claim or Equity Security Interest ultimately becomes an Allowed Claim or Equity Security Interest, a distribution on account of such Allowed Claim or Equity Security Interest shall be made to the Holder of such Allowed Claim or Equity Security Interest in accordance with the provisions of the Plan as soon as practicable after the date that the order or judgment of the Court allowing such Disputed Claim or Equity Security Interest becomes a Final Order, as if the Disputed Claim or Equity Security Interest had been an Allowed Claim or Equity Security Interest on the Effective Date, without any post-Effective Date interest thereon.
ARTICLE VIII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
A.	ASSUMED CONTRACTS AND LEASES
The filing of this Plan constitutes a motion by the Debtors to assume, as of the Effective Date, all Executory Contracts and Unexpired Leases to which either of the Debtors is a party, except for any Executory Contract or Unexpired Lease that, prior to the Effective Date (1) has been assumed or rejected pursuant to Final Order of the Court; (2) previously expired or terminated pursuant to its own terms; (3) is expressly rejected or terminated by the terms of this Plan; or (4) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtors.  The Confirmation Order shall constitute an order of the Court under section 365 of the Bankruptcy Code approving the assumption of all such Executory Contracts and Unexpired Leases as of the Effective Date.
Each Executory Contract and Unexpired Lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (1) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (2) all Executory Contracts or Unexpired Leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Court.
Each Executory Contract assumed pursuant to this Plan (or pursuant to other Court order) shall remain in full force and effect and be fully enforceable by the applicable Debtor or Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing and providing for its assumption or applicable law.
Unless otherwise specified, each Executory Contract and Unexpired Lease shall include any and all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such Executory Contract or Unexpired Lease.
The Debtors hereby give notice that the Cure amounts for each Executory Contract and Unexpired Lease shall be zero dollars unless otherwise noticed in a Plan Supplement or other subsequent notice
B.                PAYMENTS RELATED TO ASSUMPTION OF CONTRACTS AND LEASES

Any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed under the Plan is in default shall be satisfied under section 365(b)(1) of the Bankruptcy Code by the applicable Debtor upon assumption thereof by Cure in the ordinary course of business.  If there is a dispute regarding (1) the nature or amount of any Cure; (2) the ability of the Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.
C.              BAR TO REJECTION DAMAGES CLAIMS

In the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors or Reorganized Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed Proof of Claim, shall be forever barred and shall not be enforceable against the Reorganized Debtors or property of the Estates unless a Proof of Claim is filed with the Court and served upon counsel for the Debtors or Reorganized Debtors on or before 30 days after the entry of an order by the Court, which may be the Confirmation Order, authorizing rejection of a particular Executory Contract or Unexpired Lease. No further notice of the rejection of an Executory Contract or Unexpired Lease shall be provided by the Debtors or the Estates, other than the Confirmation Order.
D.                OBJECTIONS TO REJECTION DAMAGES CLAIMS

The Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, and all Creditors and parties-in-interest shall have the right to make and file objections to any Proof of Claim until the later of (1) the Objection Deadline or (2) 60 days from the date of filing of such Proof of Claim.  The Court shall retain jurisdiction over such objections. All objections shall be litigated to Final Order; provided, however, that the Debtors, the Liquidation Trustee and/or the Reorganized Debtors, as applicable, shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without Court approval.
E.                COMPENSATION, BENEFIT, AND PENSION PROGRAMS

All employee compensation, benefit, indemnification and pension programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated or rejected, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under the Plan and the Debtor's obligations under such programs shall survive confirmation of the Plan.
F.                INSURANCE POLICIES

Each insurance policy of either of the Debtors, including, without limitation, all D&O Liability Insurance Policies, at the option of the Debtors, shall be kept in full force and effect by the applicable Debtor and become an obligation of the respective Reorganized Debtor, if applicable.
G.                TREATMENT OF CHANGE OF CONTROL PROVISIONS

The entry of the Confirmation Order, consummation of the Plan and/or all other acts taken to implement the Plan shall not constitute a "change in control" under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control of the Debtors.
ARTICLE IX.

CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION
 AND EFFECTIVE DATE
A.	CONDITIONS TO CONFIRMATION
The Plan's Confirmation is subject to the satisfaction or due waiver of the following condition precedent:
(i)	The proposed Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors.
B.            CONDITIONS TO EFFECTIVE DATE

Effectiveness of the Plan is subject to the satisfaction or due waiver of each of the following conditions precedent:
(i)
The Court shall have entered the Confirmation Order, in form and substance reasonably satisfactory to the Debtors, confirming the Plan, as the same may have been modified, and the Confirmation Order shall have become a Final Order.

(ii)
All actions, documents, certificates, and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws.

(iii)	The statutory fees owing to the United States Trustee shall have been paid in full.
(iv)	Any alteration or interpretation of any term or provision of the Plan by the Court pursuant to Article XI of the Plan shall be reasonably acceptable to the Debtors.
(v)	The Debtors shall have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.
C.                WAIVER OF CONDITIONS

The conditions set forth above can be waived, in whole or in part, by the Debtors, at any time, without an order of the Court.  Unless waived, the failure to satisfy any condition to the Effective Date will preclude the Effective Date's occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors.  The waiver of any condition to Confirmation or to the Effective Date shall not constitute or be deemed a waiver of any other condition.
ARTICLE X.

MODIFICATION; WITHDRAWAL
The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.
ARTICLE XI.

RETENTION OF JURISDICTION
Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, but subject to section 1812(j) of the FDIA, the Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law, including jurisdiction to:
A.            Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Equity Security Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Equity Security Interests;

B.            Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

C.            Resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which either of the Debtors is party or with respect to which the Debtors may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code or any other matter related to such Executory Contract or Unexpired Lease, (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed, or (3) any dispute regarding whether a contract or lease is or was executory or expired;

D.            Ensure that distributions to Holders of Allowed Claims and Equity Security Interests are accomplished pursuant to the provisions of the Plan;

E.            Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

F.            Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

G.            Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Court;

H.            Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

I.            Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

J.            Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

K.            Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

L.            Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

M.            Adjudicate, decide, or resolve any and all matters related to Causes of Action;

N.            Adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

O.            Adjudicate, decide, or resolve any and all disputes arising from or relating to distributions under the Plan;

P.            Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

Q.            Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

R.            Enforce all orders previously entered by the Court; and

S.            Enter a final decree closing the Chapter 11 Cases.
ARTICLE XII.

EFFECTS OF CONFIRMATION
A.	BINDING EFFECT
The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Equity Security Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.
B.                DISCHARGE OF THE DEBTORS

All consideration distributed under the Plan shall be in exchange for, and incomplete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Equity Security Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Security Interests, upon the Effective Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Security Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of a Debtors prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not the Holder of a Claim based upon such debt accepted the Plan.  The Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtors, subject to the Effective Date occurring.
C.                INJUNCTION

Except as otherwise provided in the Plan, from and after the Confirmation Date, all Persons and entities who have held, hold, or may hold Claims against or Equity Security Interests in the Debtors are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors, the Estates, or any of their property on account of any such Claims or Equity Security Interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting or enforcing any Lien or encumbrance; (4) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan.
D.                EXCULPATION AND LIMITATION OF LIABILITY

Neither the Debtors nor any of their present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, shall have or incur any liability to any Holder of a Claim or an Equity Security Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.
Notwithstanding any other provision of this Plan, no Holder of a Claim or Equity Security Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Debtors, the Estates, the Reorganized Debtors, or any of their respective present or former members, officers, directors, employees, advisors, Professionals, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.
As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with all applicable provisions of the Bankruptcy Code.  The Debtors and each of their affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other Professionals have participated in good faith and in compliance with section 1125(e) of the Bankruptcy Code in the offer and issuance of the New Capitol Bancorp Stock under the Plan, and, therefore, are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Capitol Bancorp Stock under the Plan.
E.                RELEASES AND INDEMNIFICATION BY DEBTORS

Upon the Effective Date, the Debtors and any person claiming by or through any of them, including, without limitation, the Liquidation Trustee and/or any subsequently appointed Chapter 7 Trustee, for good and valuable consideration, and to the fullest extent permitted by applicable law, shall be deemed to have irrevocably and unconditionally, fully, finally and forever released, acquitted and discharged each of Debtors' respective present and former members, partners, equity-holders, officers, directors, employees, representatives, advisors, attorneys, agents and Professionals, acting in such capacity, from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, derivative, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any of the foregoing persons or entities would have been legally entitled to assert, based, in whole or in part, upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors' Chapter 11 Cases, the Plan, the Disclosure Statement, any related agreements, instruments, and other documents, except for Claims arising under the Plan, or any related agreements, releases, indentures, and other agreements and documents delivered thereunder; and all such foregoing released parties shall be indemnified and held harmless by the Debtors and their Estates with respect to any and all of the foregoing matters, which indemnification and hold harmless provision shall be binding on any person claiming by or through the Debtors, including without limitation, the Liquidation Trustee and/or any subsequently appointed Chapter 7 Trustee.
F.                THIRD PARTY RELEASES

For those Holders electing on their Ballot, or the applicable Master Ballot, to accept this Third Party Releases provision of the Plan, on the Effective Date, for good and valuable consideration, and to the fullest extent under applicable law, on their own behalf and on behalf of any person or entity claiming or acting through them, shall be deemed to have and hereby do irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge any person who served as a director, officer or management employee of the Debtors, and each of the Debtors' agents and Professionals, and each of their respective present and former members, parties, equity-holders, officers, directors, employees, representatives, attorneys, consultants and professionals from any and all Claims, obligations, rights, suits, damages, losses, causes of action, remedies and liabilities, whatsoever, whether liquidated or unliquidated, fixed or contingent, matured and unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the electing Holders would have been legally entitled to assert (in their own right, whether individually or collectively, or on behalf of the Holder of any Claim or Equity Security Interest or other person or entity), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place or arising on or before the Effective Date, based on or in any way relating to the Debtors, the restructuring of the Debtors, the Debtors' Chapter 11 Cases, the Plan, the Disclosure Statement,

any related agreements, instruments, and other documents, except for Claims arising under the Plan or any related agreements, instruments, releases, indentures, and other agreements and documents delivered thereunder.
ARTICLE XIII.

MISCELLANEOUS PROVISIONS
A.	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST
To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.
B.                PAYMENT OF STATUTORY FEES

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.
C.	ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE
Administrative expenses incurred by the Debtors or the Estates after the Confirmation Date, including (without limitation) Claims for Professionals' fees and expenses which are not the subject of a dispute, shall not be subject to application and may be paid by the Debtors or the Estates, as the case may be, in the ordinary course of business and without further Court approval; provided, however, that no Claims for Professional's fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.
D.                SECTION 1125(E) OF THE BANKRUPTCY CODE

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.  The Debtors (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code and therefore are not and will not be liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan.
E.                RELEASE OF LIENS

The Debtors, the Reorganized Debtors and all parties-in-interest, including, without limitation, any Creditor, shall be required to execute any document reasonably requested by the other to memorialize and effectuate the terms and conditions of this Plan.  This shall include, without limitation, any execution by the Debtors or the Reorganized Debtors of UCC financing statements and the execution by Creditors of any UCC or mortgage discharges, releases or terminations, or similar documents, related to any Liens.  The Debtors and the Reorganized Debtors are authorized to file UCC termination statements on behalf of any Creditor who is requested to file a UCC termination statement and fails to promptly do so.
F.                POST-CONFIRMATION CREDITORS' COMMITTEE

On the Effective Date, the Committee shall be converted to the Post-Confirmation Creditors' Committee (the "Post-Confirmation Creditors' Committee") and its duties and responsibilities shall be expressly limited to: (1) ensuring that the Sale Process is conducted in accordance with the Sale Procedures, and/or (2) ensuring that a possible Reorganization satisfies the conditions of the Toggle Option, and, in connection therewith, without limitation, (a) to object and be heard as to any issue related to the Toggle Option, if proposed, and the notice thereof, and (b) if existing Holders of Equity Security Interests in the Debtors are proposed to have an interest in the Reorganized Debtors, to object and be heard as to the issue of whether the "new value exception" to Section 1129(b)(2)(B)(ii) of the Bankruptcy Code is satisfied, and (3) to object to or otherwise be heard with respect to applications filed pursuant to Sections 330 and 331 of the Bankruptcy Code and payments sought from the Professional Fee Reserve Amount, and (4) to raise and/or to be heard with respect to any disputes concerning or related to the Plan over which the Court has retained jurisdiction.
G.                SEVERABILITY OF PLAN PROVISIONS

If, before Confirmation, the Court holds that any provision of the Plan is invalid, void or unenforceable, the Debtors, at their option, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.
H.                SUCCESSORS AND ASSIGNS

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.
I.                TERM OF INJUNCTIONS OR STAYS

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Court, shall remain in full force and effect until distributions contemplated by this Plan have been made and the Court has entered an order closing the Chapter 11 Cases.

J.                NOTICES TO DEBTORS

Any notice, request, or demand required or permitted to be made or provided to or upon a Debtors under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, or (d) first class mail, and (iii) deemed to have been duly given or made when actually delivered, addressed as follows:

CAPITOL BANCORP LTD.
Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:
HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

FINANCIAL COMMERCE CORPORATION
Capitol Bancorp Center
200 Washington Square North
Suite 320
Lansing, Michigan 48933
Attn:  General Counsel

with a copy to:
HONIGMAN MILLER SCHWARTZ AND COHN LLP
660 Woodward Avenue
2290 First National Building
Detroit, MI 48226
Attn:  E. Todd Sable

K.                GOVERNING LAW

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Michigan shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of the applicable Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

L.	NO STAY OF CONFIRMATION ORDER
The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7026.

Dated:  Lansing, Michigan
June 26, 2013
                          CAPITOL BANCORP LTD.

                          By:   ________________________________________________________
                          Name:  Cristin K. Reid
                          Title:  Corporate President

                          FINANCIAL COMMERCE CORPORATION

                          By:   ________________________________________________________
                          Name:  Cristin K. Reid
                          Title:  Corporate President

HONIGMAN MILLER SCHWARTZ AND COHN LLP
Counsel for CAPITOL BANCORP LTD.
and FINANCIAL COMMERCE CORPORATION

By: /s/ E. Todd Sable
Phillip D. Torrence (P60452)
E. Todd Sable (P54956)
Joseph R. Sgroi (P68666)
Lawrence A. Lichtman (P35403)
660 Woodward Avenue
 2290 First National Building
Detroit, MI 48226
Telephone:  (313) 465-7000

Signature Page to
 Amended Joint Liquidating Plan of Capitol Bancorp Ltd. and Financial Commerce Corporation